Exhibit 3.5

ROSS MILLER	Filed in the office of	Document Number
Secretary of State		20100534115-22
204 North Carson Street, Suite 1	/s/ Ross Miller	Filing Date and Time
Carson City, Nevada 89701-4520	Ross Miller	07/14/2010 8:11 AM
(775) 684 5708	Secretary of State	Entity Number
Website: www.nvsos.gov	State of Nevada	E0210912010-9

Certificate of Correction
(PURSUANT TO NRS CHAPTERS 78,
78A, 80, 81, 82, 84, 86, 87, 87A, 88,
88A, 89 AND 92A)

USE BLACK INK ONLY — DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Correction
(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)
1. The name of the entity for which correction is being made:
SMSA Treemont Acquisition Corp.
2. Description of the original document for which correction is being made:
Articles of Incorporation
3. Filing date of the original document for which correction is being made: 05/03/2010
4. Description of the inaccuracy or defect.
The number of shares of preferred stock, par value $0.001 that the Corporation is authorized to issue is inaccurately stated in Article III as 10,000 shares instead of 10,000,000 shares of preferred stock.
5. Correction of the inaccuracy or defect.
The classes and the aggregate number of shares of each class of Capital Stock that the Company shall have authority to issue are as follows: 100,000,000 shares of common stock, $0.001 par value (“Common Stock”); and 10,000,000 shares of preferred stock, $0.001 par value (“Preferred Stock”).
6. Signature:

/s/ Timothy P. Halter	President	07/06/2010
Authorized Signature Timothy P. Halter	Title*	Date

*
If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator of director If stock has not been issued: a limited-liability company, by a manager or managing members: a limited partnership or limited-liability limited partnership, by a general partner: a limited-liability partnership, by a managing partner, a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Correction
Revised: 3-26-09